Exhibit 10.5

Summary of Certain Compensation for
Directors of Park National Corporation

Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
From 2004 to 2012, each director of Park National Corporation (“Park”) who was not an employee of Park or one of Park’s subsidiaries (a “non-employee director”) received, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of common shares awarded under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the “Directors’ Stock Plan”). After the Park National Corporation 2013 Long-Term Incentive Plan (the “2013 LTIP”) was approved by Park’s shareholders on April 22, 2013, the Directors’ Stock Plan was terminated and the annual retainer in the form of Park common shares is to be awarded under the 2013 LTIP. The number of common shares awarded as the annual retainer for the fiscal year ended December 31, 2013 (the “2013 fiscal year”) was 200 common shares. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2013 fiscal year.
Each non-employee director of Park also serves on the board of directors of either The Park National Bank (“Park National Bank”) or one of the divisions of Park National Bank, and from 2004 to 2012, received, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 60 common shares of Park awarded under the Directors’ Stock Plan. After the 2013 LTIP was approved by Park’s shareholders on April 22, 2013, the full Board of Directors of Park determined that the number of Park common shares to be awarded in the form of annual retainers for the 2013 fiscal year was to be: (a) 150 common shares for members of the board of directors of Park National Bank; and (b) 100 common shares for members of the board of directors of a division of Park National Bank. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2013 fiscal year.
Cash Compensation
The following table sets forth the cash compensation paid by Park to Park’s non-employee directors for the 2013 fiscal year, starting April 22, 2013, and to be paid by Park to Park’s non-employee directors for the fiscal year ending December 31, 2014 (the “2014 fiscal year”):

Meeting Fees:
Each meeting of Board of Directors attended (1)	$1,200
Each meeting of Executive Committee attended	$900
Each meeting of Audit Committee attended	$900
Each meeting of each other Board Committee attended	$600
Annual Retainers:
Annual Retainer for Committee Chairs:
Audit Committee	$7,500
Nominating Committee	$5,000
Compensation Committee	$5,000
Risk Committee	$5,000
Annual Retainer for Other Committee Members:
Executive Committee	$5,000
Audit Committee	$5,000
Risk Committee	$2,500
Compensation Committee	$2,500
Investment Committee	$2,500
Nominating Committee	$2,500
Lead Director Additional Annual Retainer	$15,000

(1)    If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
Each non-employee of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank and, in some cases, receives a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.
C. Daniel DeLawder, Harry O. Egger, William T. McConnell and David L. Trautman receive no compensation for: (i) serving as a member of the Board of Directors of Park; (ii) serving as a member of the board of directors of Park National Bank or one of its divisions; or (iii) serving as a member of any committee of the respective boards.
Other Compensation
William T. McConnell is employed by Park National Bank in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2013 fiscal year. Harry O. Egger is employed by the Security National Bank Division of Park National Bank in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2013 fiscal year.